UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2013

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 Main Street, Williamsville, New York	14221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 857-7000

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 21, 2013, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the “Company”) approved payments under the National Fuel Gas Company Performance Incentive Program (the “Program”) for the performance period of October 1, 2009 to September 30, 2012 (“Performance Period”). As disclosed in the Company’s proxy statement filed on January 18, 2013 (the “Proxy Statement”), the performance condition for the Performance Period was the Company’s total return on capital as compared to the total return on capital for peer companies in the Natural Gas Distribution and Integrated Natural Gas Companies group as calculated and reported in the Monthly Utility Reports of AUS, Inc. (“AUS”), a leading industry consultant not affiliated with the Company.

Under the Program, the percentage of the target incentive paid to participants depends upon the Company’s performance relative to the peer group, and not upon a pre-established absolute level of return on capital achieved by the Company. To achieve the target incentive established, the Company must outperform 60% of the peer group with respect to total return on capital. The established performance targets and payout schedule are as follows:

National Fuel Gas Company’s Rank as a Percentile of the Peer Companies	Percentage of Target Incentive Paid
<45.01%	0%
45.01%	50%
60%	100%
75%	150%
100%	200%

For performance levels between two established targets, the payout is determined by mathematical interpolation.

The Company estimated in the Proxy Statement that its performance relative to the peer group would result in a payout of approximately 168.4% of the target incentive set for each of the participants in the Program. As stated in the Proxy Statement, the estimated payments disclosed therein were subject to change based on the final Monthly Utility Report of AUS for the Performance Period. Taking into account that final report, the Company calculated a three-year average return on capital for each of the companies in the peer group, as follows:

Company	Three-Year Average Return on Capital (%)	Percentile Ranking
Questar Corporation	12.37	100.0%
National Fuel Gas Company	10.57	94.1%
Energen Corporation	10.17	88.2%
New Jersey Resources Corp.	9.03	82.4%
EQT Corporation (formerly Equitable Resources, Inc.)	8.40	76.5%
RGC Resources, Inc.	8.33	70.6%
Delta Natural Gas Company	8.30	58.8%
Washington Gas Light Company (WGL Holdings)	8.30	58.8%
South Jersey Industries, Inc.	8.27	52.9%
Gas Natural, Inc. (formerly Energy West Inc.)	8.07	47.1%
Laclede Gas Company	8.03	41.2%
Southwest Gas Corporation	7.90	35.3%
Piedmont Natural Gas Co., Inc.	7.77	29.4%
Atmos Energy Corporation	7.60	23.5%
AGL Resources Inc.	7.07	17.7%
ONEOK Inc.	6.87	11.8%
Northwest Natural Gas Co.	6.70	5.9%
Energy Transfer Equity, L. P. (formerly Southern Union Company)	6.37	0.0%

As indicated in the table, the Company achieved a percentile rank of 94.1% in the peer group. Based upon that level of performance, the Compensation Committee approved a payout of 188.2% of the target incentive awarded to the participants in the Program for the Performance Period.

The approved payouts are as follows for the Company’s named executive officers: D. F. Smith, $1,317,400; D. P. Bauer, $75,280; R. J. Tanski, $752,800; M. D. Cabell, $564,600; and A. M. Cellino, $423,450. These payouts will result in new total compensation figures for purposes of the Summary Compensation Table appearing in the Proxy Statement for fiscal 2012 as follows: D. F. Smith, $7,655,484; D. P. Bauer, $910,818; R. J. Tanski, $4,639,924; M. D. Cabell, $2,204,050; and A. M. Cellino, $3,366,336.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

February 26, 2013	By:	/s/ James R. Peterson
James R. Peterson
Assistant Secretary